UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2009

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Effective January 1, 2009, The Southern Company (“Southern Company”) adopted retrospectively Financial Accounting Standards Board Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” which is an amendment of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” (“SFAS No. 160”). The adoption of SFAS No. 160 requires the preferred and preference stock of subsidiaries representing noncontrolling interests to be separately presented as a component of “Stockholders’ Equity” on Southern Company’s consolidated balance sheets. Also required is the presentation of preferred and preference dividends of subsidiaries as a deduction from “Consolidated Net Income” to arrive at “Consolidated Net Income After Dividends on Preferred and Preference Stock” in Southern Company’s consolidated statements of income. Preferred and preference dividends of subsidiaries previously were reported in Southern Company’s consolidated statements of income as a component of “Other Income and (Expense).” In Southern Company’s consolidated statements of cash flows, the preferred and preference dividends previously classified in operating activities are now classified in financing activities.

Exhibit 99 to this Current Report on Form 8-K includes the information initially presented under Item 6 - Selected Financial Data, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8 – Financial Statements and Supplementary Data as presented in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”). Each such item has been revised to reflect the retrospective adoption of SFAS No. 160.

The information in Exhibit 99 to this Current Report on Form 8-K does not reflect events or developments that occurred after February 25, 2009, and does not modify or update the disclosures in the Form 10-K in any way, other than to reflect the adoption of SFAS No. 160 as described above. The information in Exhibit 99 to this Current Report on Form 8-K should be read in conjunction with the Form 10-K and any documents filed by Southern Company under the Securities Exchange Act of 1934, as amended, subsequent to February 25, 2009.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

23	Consent of Deloitte & Touche LLP.

99

Revised Selected Financial Data, Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Revised Financial Statements and Supplementary Data for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2009	THE SOUTHERN COMPANY By /s/W. Ron Hinson W. Ron Hinson Comptroller